UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2021

Franklin Street Properties Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32470	04-3578653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield,Massachusetts 01880
(Address of Principal Executive Offices, and Zip Code)

(781) 557-1300
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	FSP	NYSE American

ITEM 1.01. Entry into a Material Definitive Agreement.

As previously reported, on March 5, 2021, FSP One Ravinia Drive LLC, FSP Two Ravinia Drive LLC and FSP One Overton Park LLC (together, the “Seller”), each a wholly-owned subsidiary of Franklin Street Properties Corp. (the “Registrant”), entered into a purchase and sale agreement (the “Original Agreement”) relating to the sale of real property with CP Acquisition III LLC, an affiliate of Crocker Partners LLC (the “Original Buyer”).  The Seller’s real property consists of office buildings located at One Ravinia Drive NE, Dunwoody, Georgia, Two Ravinia Drive NE, Dunwoody, Georgia, and 3625 Cumberland Boulevard SE, Atlanta, Georgia (collectively, the “Properties”).  The aggregate purchase price for the Properties under the Original Agreement is $219,500,000.

On April 7, 2021, the Original Buyer assigned its respective rights under the Original Agreement with respect to each of the three buildings constituting the Properties to three other affiliates of the Original Buyer (collectively, the “Buyer”).

On April 8, 2021, the Seller and the Buyer entered into a First Amendment to the Original Agreement (the “First Amendment”) that, among other things, extended the due diligence inspection period for the Buyer under the Original Agreement from April 8, 2021 to April 15, 2021.

On April 15, 2021, the Seller and the Buyer entered into a Second Amendment to the Original Agreement (the “Second Amendment”) that, among other things, confirmed that the due diligence inspection period had expired.

Assuming satisfaction of certain customary conditions to close, the closing of the sale of the Properties is expected to take place on or about May 17, 2021; provided, however, that the Seller and the Buyer each have a one-time right to extend the closing date by up to thirty (30) days by providing notice to the other party at least three (3) business days prior to the then scheduled closing date.

This description of the Original Agreement, as amended by the First Amendment and the Second Amendment (as so amended, the “Agreement”), is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d)Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

10.1

Purchase and Sale Agreement dated March 5, 2021, as amended by First Amendment to Purchase and Sale Agreement dated April 8, 2021, as amended by Second Amendment to Purchase and Sale Agreement dated April 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

	By:	/s/ Scott H. Carter
Scott H. Carter
Executive Vice President, General Counsel and Secretary

Date: April 20, 2021